                                                                    EXHIBIT 8(i)

                            PARTICIPATION AGREEMENT


         THIS AGREEMENT made as of the 13 day of June, 1997 by and among ROYCE CAPITAL FUND (the "Trust"), a Delaware business trust, ROYCE & ASSOCIATES, INC. ("Royce" or the "Adviser"), a New York corporation and IL ANNUITY AND INSURANCE COMPANY (the "Company"), a life insurance company organized under the laws of the State of Massachusetts.

         WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "'40 Act"), as an open-end, diversified management investment company; and

         WHEREAS, the Trust is organized as a series fund comprised of several Funds ("Funds"), and those currently available are listed on Appendix A hereto as such Appendix may be amended from time to time; and

         WHEREAS, the Trust was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

         WHEREAS, the Trust has received an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Funds of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and

         WHEREAS, Royce is registered under the Investment Advisers Act of 1940, as amended, and serves as investment adviser to the Trust; and

         WHEREAS, the Company has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having the Trust as one of the underlying funding vehicles for such Variable Contracts, as set forth in Appendix B hereto; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Trust to fund the aforementioned Variable Contracts, and the Trust is authorized to sell such shares to the Company at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company and the Trust agree as follows:
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                       Article I.    SALE OF TRUST SHARES


                 1.1 The Trust agrees to make available to the Separate Accounts of the Company shares of the selected Funds as listed on Appendix B as such Appendix may be amended from time to time ("Available Funds") for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in the Trust's Registration Statement.

                 1.2 The Trust agrees to sell to the Company those shares of the selected Funds of the Trust which the Company orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.2, the Company shall be the designee of the Trust for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Company receives the order by 4:00 p.m. Eastern time and the Trust receives notice from the Company by telephone or facsimile (or by such other means as the Trust and the Company may agree in writing) of such order by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

                 1.3 The Trust agrees to redeem on the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption, in accordance with the provisions of this Agreement and the Trust's Registration Statement. For purposes of this Section 1.3, the Company shall be the designee of the Trust for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Company receives the request for redemption by 4:00 p.m. Eastern time and the Trust receives notice from the Company by telephone or facsimile (or by such other means as the Trust and the Company may agree in writing) of such request for redemption by 9:00 a.m. Eastern time on the next following Business Day. The Trust reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with
Section 22(e) of the '40 Act and any rules, regulations or orders thereunder, and in accordance with any procedures and policies described in the current prospectus of the Fund(s).

                 1.4 The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Fund of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund's shares in additional shares of the Fund. The Trust shall notify the Company or its designee of the number of shares so issued as payment of such dividends and distributions.





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                 1.5    The Trust shall make the net asset value per share for
the selected Fund(s) available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time. If the Trust provides the Company with materially incorrect share net asset value information through no fault of the Company, the Company on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value, and the Trust shall reimburse the Company for any charges, costs, fees, or other expenses incurred by the Company as a result of such incorrect information. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. Neither the Trust, the Funds, the Funds' investment adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information furnished by the Company to the Trust or the Funds' investment adviser.

                 1.6 At the end of each Business Day, the Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, the Company shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of the Trust shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to the Trust by the Company by 9:00 a.m. Eastern time on the Business Day next following the Company's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

                 1.7 If the Company's order requests the net purchase of Trust shares, the Company shall pay for such purchase by wiring federal funds to the Trust or its designated custodial account on the day the order is transmitted by the Company. If payment in federal funds is not received or is received by the Trust after 4:00 p.m. Eastern time on such day, the Company shall promptly, upon request by the Trust, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. If the Company's order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Trust shall use its best efforts to wire the redemption proceeds to the Company by the next Business Day. In any event, proceeds shall be wired to the Company within three Business Days or such longer period permitted by the '40 Act or the rules, orders or regulations thereunder, and the Trust shall use its best efforts to notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern time the same Business Day that the Company transmits the redemption order to the Trust. If the Company's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Fund set forth on Appendix B hereto, the Trust shall so apply such proceeds the same Business Day that the Company transmits such orders to the Trust.





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                 1.8    The Trust agrees that all shares of the Funds of the
Trust will be sold only to Participating Insurance Companies which have agreed to participate in the Trust to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and Treasury Regulation 1.817-5. Shares of the Funds of the Trust will not be sold directly to the general public.

                 1.9 The Trust may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of the shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Funds.

                 1.10 Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from a Fund will be recorded in appropriate book entry titles for the Separate Accounts.

                 1.11 The Company agrees and acknowledges that the Trust's adviser, Royce & Associates, Inc., is the sole owner of the name and mark "Royce" and that all use of any designation comprised in whole or part of Royce (a "Royce Mark") under this Agreement shall inure to the benefit of Royce. Except as provided in Sections 3.4 and 4.1, the Company shall not use any Royce Mark on its own behalf or on behalf of the Separate Accounts or Variable Contracts in any registration statement, advertisement, sales literature or other materials relating to the Separate Accounts or Variable Contracts without the prior written consent of Royce. Upon termination of this Agreement for any reason, the Company shall cease all use of any Royce Mark as soon as reasonably practicable.

                 1.12 The Trust and the Adviser agree and acknowledge that the Company has applied for trademark protection of the marks "Visionary," "Visionary Variable Annuity" and "Visionary Choice Variable Annuity" (collectively the "Visionary Marks) and that the Company believes it will be granted exclusive rights to the Visionary Marks in the field of insurance underwriting. The Trust and Adviser further agree and acknowledge that all use of any designation comprised in whole or in part of the Visionary Marks under this Agreement shall inure to the benefit of the Company. Except as provided in Sections 3.5 and 4.2, neither the Trust nor the Adviser shall use any Visionary Marks on behalf of itself or any affiliate in any registration statement, advertisement, sales literature or other materials without the prior written consent of the Company. Upon termination of this Agreement for any reason, the Trust and the Adviser shall cease all use of any Visionary Marks as soon as reasonably practicable.





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                 Article II.    REPRESENTATIONS AND WARRANTIES


                 2.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of Massachusetts and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

                 2.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

                 2.3 The Company represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

                 2.4 Subject to Section 2.6 hereof, the Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

                 2.5 The Trust and the Adviser represent and warrant that the Fund shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. The Trust, subject to Section 1.9 above, shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall arrange for the sale of its shares in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

                 2.6 The Trust and the Adviser represent and warrant that each Fund will comply with the diversification requirements set forth in
Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Fund has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Fund to achieve compliance.





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                 2.7    The Trust and the Adviser represent and warrant that
each Fund invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and to qualify for such treatment for each taxable year and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

                 2.8 The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

                Article III.    PROSPECTUS AND PROXY STATEMENTS


                 3.1 The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration of shares of the Funds, preparation and filing of the documents listed in this
Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

                 3.2 At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus for the shares of the Available Funds as the Company may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the shares of the Available Funds as the Company may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the Available Funds printed together in one document. The expenses of such printing will be apportioned between (a) the Company and (b) the Available Funds in proportion to the number of pages of the Variable Contract and Available Funds' prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Available Funds to bear the cost of printing the shares' prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the Available Funds and the Company to bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the shares. In the event that the Company requests that the Trust or its designee provide the Available Funds' prospectus in a "camera ready" or diskette format, the Trust shall be responsible for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g.,





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
typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

                 3.3 The obligations of the Trust and the Company with respect to the Available Funds' and Variable Contracts' prospectuses set forth in Section 3.2 shall apply in the same manner to the Trust's and Variable Contracts' statements of additional information; provided that such statements of additional information need only be duplicated unless the Trust and the Company agree that such documents should be printed.

                 3.4 The Trust, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.2) to Variable contract owners in such quantity as the Company shall reasonably require for distribution to existing Variable Contract owners.

                 3.5 The Trust will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of each such document with the SEC or other regulatory authority. The Company will provide the Trust with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

                         Article IV.    SALES MATERIALS


                 4.1 The Company will furnish, or will cause to be furnished, to the Trust, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if the Trust objects to its use in writing within ten (10) Business Days after receipt of such material.

                 4.2 The Trust will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts or the Variable Contracts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if the Company objects to its use in writing within ten
(10) Business Days after receipt of such material.

                 4.3 The Trust and its affiliates and agents shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such





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
registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company.

                 4.4 The Company and its affiliates and agents shall not give any information or make any representations on behalf of the Trust or the Adviser or concerning the Trust or the Adviser other than the information or representations contained in a registration statement or prospectus for the Trust, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Trust or its designee, except with the written permission of the Trust.

                 4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, the internet or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the '40 Act or the '33 Act.

                      Article V.    POTENTIAL CONFLICTS

                 5.1 The parties acknowledge that the Trust has received an Exemptive Order from the SEC granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit the Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. The Exemptive Order requires the Trust and each Participating Insurance Company to comply with conditions and undertakings as provided in this Section 5. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on the Company hereby.

                 5.2 The Board will monitor the Trust for the existence of any irreconcilable material conflict between and among the interests of Variable Contract owners of all separate accounts and of plan participants of Qualified Plans investing in the Trust, and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Trust are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners; and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

                 5.3 The Company will report any potential or existing conflicts to the Board. The Company will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of the Company will be carried out with a view only to the interests of the Variable Contract owners.

                 5.4 If a majority of the Board or majority of its disinterested trustees, determines that a material irreconcilable conflict exists, affecting the Company, the Company, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Trust, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company or managed separate account. If an irreconcilable material conflict arises because of the Company's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Trust to withdraw the Separate Account's investment in the Trust, and no charge or penalty will be imposed as a result of such withdrawal. To the extent permitted by applicable law, the Company shall bear the responsibility of taking remedial action in the event of Board determination of the existence of a material irreconcilable conflict and the cost of such remedial action and this responsibility shall be carried out with a view only to the interests of the Variable Contract owners.

         For purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust or its investment adviser (or any other investment adviser of the Trust) be required to establish a new funding medium for any Variable Contract. Further, the Company shall not be required by this Section 5.4 to establish a new funding





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
medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable conflict.

                 5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

                 5.6 No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

                             Article VI.    VOTING


                 6.1 The Company will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, the Company, where applicable, will vote shares of the Funds held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. However, the Company reserves the right to disregard the voting instructions of the Variable Contract owners to the extent such action is permitted by Rule 6e-2 or Rule 6e-3(T) of the '40 Act. The Company will be responsible for assuring that each of its Separate Accounts that participates in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies. The Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions. The Trust will notify the Company of the Trust's intention to file proxy solicitation materials with the SEC prior to such filing.

                 6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

                 6.3 The Trust will comply with all provisions of the '40 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the '40 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rule the SEC may promulgate with respect thereto.





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                        Article VII.    INDEMNIFICATION


                 7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Trust, and each of its Trustees, principals, officers, employees, agents and affiliates, including the Adviser (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Variable Contracts and:

                 (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement or prospectus for the Variable Contracts or contained in the Variable Contracts or in sales literature generated or approved by the Company on behalf of the Variable Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or the Trust shares; or

                 (b) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or the Trust shares; or

                 (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

                 (d) arise as a result of any failure by the Company to provide substantially the services and furnish the materials under the terms of this Agreement; or

                 (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

                 7.2 The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

                 7.3 The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 7.4 Indemnification by the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Variable Contracts and:

                 (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or the Trust shares; or

                 (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Trust or persons under its control) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Variable Contracts or the Trust shares; or

                 (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Trust; or

                 (d) arise as a result of (i) a failure by the Trust to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Fund(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Fund(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

                 (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

                 7.5 The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

                 7.6 The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate at its own expense in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the election by the Trust to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 7.7 Indemnification by the Adviser. The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Variable Contracts and:

                 (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or the Trust shares; or

                 (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Trust or Adviser or persons under their control) or wrongful conduct of the Trust or the Adviser or persons under their control, with respect to the sale or distribution of the Variable Contracts or the Trust shares; or

                 (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Trust; or

                 (d) arise as a result of (i) a failure by the Trust or the Adviser to provide substantially the services and furnish the materials under the terms of this Agreement, or (ii) a failure by a Fund(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Fund(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

                 (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Adviser.

                 7.8 The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

                 7.9 The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate at its own expense in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the election by the Adviser to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 7.10 It is understood that these indemnities shall have no effect on any other agreement or arrangement between the Trust and/or its series and the Adviser.

                       Article VIII.    TERM; TERMINATION


                 8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

                 8.2 This Agreement shall terminate in accordance with the following provisions:

                 (a) At the option of the Company or the Trust at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

                 (b) At the option of the Company, if the Trust shares are not reasonably available to meet the requirements of the Variable Contracts as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Trust makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

                 (c) At the option of the Company, upon the institution of formal proceedings against the Trust by the SEC, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Trust's ability to meet and perform the Trust's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company, with said termination to be effective upon receipt of notice;

                 (d) At the option of the Adviser or the Trust, upon the institution of formal proceedings against the Company by the SEC, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Adviser or the Trust's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Adviser or the Trust, with said termination to be effective upon receipt of notice;

                 (e) In the event the Trust's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;

                 (f) At the option of the Adviser or the Trust, if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Trust reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;

                 (g) At the option of the Company, upon the Trust's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Trust;

                 (h) At the option of the Adviser or the Trust, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Adviser or the Trust within ten days after written notice of such breach is delivered to the Company;

                 (i) At the option of the Adviser or the Trust, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

                 (j) In the event this Agreement is assigned without the prior written consent of the Company and the Trust, termination shall be effective immediately upon such occurrence without notice. This Agreement may be assigned by the Adviser only after prior written notice to the Company

                 8.3 Notwithstanding any termination of this Agreement pursuant to Section 8.2 hereof, the Trust at the option of the Company will continue to make available additional Trust shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the payment of additional premiums under the Existing Contracts.

                 8.4 Notwithstanding any termination of this Agreement pursuant to Section 8.2 hereof, all rights and obligations arising under
Article VII of this Agreement shall survive.

                             Article IX.    NOTICES

         ANY NOTICE HEREUNDER SHALL BE GIVEN BY REGISTERED OR CERTIFIED MAIL RETURN RECEIPT REQUESTED TO THE OTHER PARTY AT THE ADDRESS OF SUCH PARTY SET FORTH BELOW OR AT SUCH OTHER ADDRESS AS SUCH PARTY MAY FROM TIME TO TIME SPECIFY IN WRITING TO THE OTHER PARTY.

                 IF TO THE TRUST OR THE ADVISER:

                          ROYCE CAPITAL FUND OR ROYCE & ASSOCIATES, INC. 1414 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK  10019
                          ATTN:  HOWARD J. KASHNER, ESQ.

                 IF TO THE COMPANY:

                          IL ANNUITY AND INSURANCE CO.
                          2960 N.  MERIDIAN STREET
                          INDIANPOLIS, IN 46208
                          ATTENTION:  MARGARET MCKINNEY, ESQ.

         NOTICE SHALL BE DEEMED GIVEN ON THE DATE OF RECEIPT BY THE ADDRESSEES, AS EVIDENCED BY THE RETURN RECEIPT.

                          Article X.    MISCELLANEOUS


                 10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                 10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                 10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                 10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

                 10.5 It is understood and expressly stipulated that neither the shareholders of shares of any Fund nor the Trustees or officers of the Trust or any Fund shall be personally liable hereunder. No Fund shall be liable for the liabilities of any other Fund. All persons dealing with the Trust or a Fund must look solely to the property of the Trust or that Fund, respectively, for enforcement of any claims against the Trust or that Fund. It is also understood that each of the Funds shall be deemed to be entering into a separate Agreement with the Company, so that it is as if each of the Funds had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

                 10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                 10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                 10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Trust and the Company.

                 IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.


                                ROYCE CAPITAL FUND

                                By: /s/ CHARLES M. ROYCE
                                    ---------------------------
                                Name: Charles M. Royce
                                Title: President


                                ROYCE & ASSOCIATES, INC.

                                By: /s/ CHARLES M. ROYCE
                                    --------------------------
                                Name: Charles M. Royce
                                Title: President


                                IL ANNUITY AND INSURANCE COMPANY

                                By: /s/ GREGORY J. CARNEY
                                    ---------------------------
                                Name: Gregory J. Carney
                                Title: President

                                   APPENDIX A


The Trust and its Funds

Royce Capital Fund:
      Royce Premier Portfolio
      Royce Total Return Portfolio
      Royce Micro-Cap Portfolio

                                   APPENDIX B


Separate Accounts                                  Selected Funds
-----------------                                  --------------
IL Annuity and Insurance Company                   Royce Micro-Cap Portfolio
  Separate Account I